Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 200 2

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Talon Therapeutics, Inc. do hereby certify that to the best of his knowledge:

(a) the Annual Report on Form 10-K of Talon Therapeutics, Inc. for the year ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Talon Therapeutics, Inc.

Dated: March 29, 2012	By:	/s/ Steven R. Deitcher
Steven R. Deitcher, M.D.
President & Chief Executive Officer

Dated: March 29, 2012	By:	/s/ Craig W. Carlson
Craig W. Carlson
Senior Vice President, Chief Financial Officer